UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2020

GALAXY NEXT GENERATION, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56006	61-1363026
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Galaxy Next Generation, Inc.

285 Big A Road

Toccoa, Georgia 30577

 (Address of principal executive offices and zip code)

(706) 391-5030

(Registrant’s telephone number including area code)

N/A

(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 9, 2020, Galaxy Next Generation, Inc., a Nevada corporation (the "Company") and Tysadco Partners LLC, a Delaware limited company (the "Investor"), entered into an Amendment (the "RPA") to the Purchase Agreement entered into on May 31, 2020 between the Company and the Investor (the "Purchase Agreement"), which amends and restates the Purchase Agreement. Also, on May 31, 2020, the Company executed a Registration Rights Agreement (the "Registration Rights Agreement"), with the Investor.

Pursuant to the RPA, the Investor committed to purchase, subject to certain restrictions and conditions, up to $2,000,000 (the "Commitment") worth of the Company's common stock, over a period of 24 months from the effectiveness of the registration statement registering the resale of shares purchased by the Investor pursuant to the RPA. The Company has issued 2,500,000 shares of its common stock (the "Commitment Shares") to the Investor as a commitment fee.

The RPA provides that at any time after the effective date of the Registration Statement, from time to time on any business day selected by the Company (the "Purchase Date"), the Company shall have the right, but not the obligation, to direct the Investor to buy the lesser of 100,000 shares of its common stock per sale or 200% of the average shares traded for the 10 days prior to the closing request date, at a purchase price of 80% of the lowest average daily traded price during the ten trading days commencing on the first trading day following delivery and clearing of the delivered shares, with a minimum request of $25,000. The payment for the shares covered by each request notice will occur on the business day the Investor receives the trade settlement for the purchased shares.

In addition, the Investor will not be obligated to purchase shares if the Investor's total number of shares beneficially held at that time would exceed 4.99% of the number of shares of the Company's common stock as determined in accordance with Rule 13d-1(j) of the Securities Exchange Act of 1934, as amended. In addition, the Company is not permitted to draw on the facility unless there is an effective registration statement to cover the resale of the shares.

The RPA also contains customary representations and warranties of each of the parties. The assertions embodied in those representations and warranties were made for purposes of the RPA and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the RPA. RPA further provides that the Company and the Investor are each entitled to customary indemnification from the other for, among other things, any losses or liabilities they may suffer as a result of any breach by the other party of any provisions of the RPA or Registration Rights Agreement.

The Company has the unconditional right, at any time, for any reason and without any payment or liability, to terminate the RPA. In addition, the RPA automatically terminates upon certain bankruptcy events, if the commencement of Investor's purchase of shares thereunder shall not have occurred on or before October 31, 2020, or if the Company sells the entire $2.0 million of shares of common stock subject to the RPA.

Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement with the SEC within sixty (60) days after the date of agreement to register the resale by the Investor of the shares of common stock issued or issuable under the RPA.

The foregoing descriptions of the RPA and the Registration Rights Agreement are qualified in their entirety by reference to the RPA and the Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference in this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K regarding the Commitment Shares and the offering and sale of up to $2,000,000 of shares of Common Stock from time to time under the Purchase Agreement is incorporated by reference into this Item 3.02.

The Company issued the Commitment Shares to the Investor in reliance on the exemption from registration provided for under Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act"). The Company relied on this exemption from registration for private placements based in part on the representations made by the Investor, including the representations with respect to the Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the Investor's investment intent.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

The following exhibits are being filed as part of this Current Report on Form 8-K.

Exhibit	Description
10.1	Amendment to Purchase Agreement, dated July 9, 2020, by and between Galaxy Next Generation, Inc. and Tysadco Partners LLC
10.2	Registration Rights Agreement, dated May 31, 2020, by and between Galaxy Next Generation, Inc. and Tysadco Partners LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY NEXT GENERATION, INC.
Dated: July 10, 2020
	By:	/s/ Magen McGahee
Magen McGahee, Secretary